Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Third Quarter 2022 Results

For Release October 27, 2022

•	Third quarter 2022 net income of $58.5 million was equal to the third quarter of 2021 and increased 8% compared to the second quarter of 2022

•	Third quarter 2022 diluted earnings per common share of $1.22 was equal to the third quarter of 2021 and increased 10% compared to the second quarter of 2022

•	Total assets of $12.0 billion increased 8% compared to June 30, 2022, and increased 6% compared to December 31, 2021

•	Return on average assets was 2.05% in the third quarter of 2022 compared to 2.29% in the third quarter of 2021 and 2.20% in the second quarter of 2022

•	Net interest margin was 3.05% in the third quarter of 2022 compared to 2.73% in the third quarter of 2021 and 3.03% in the second quarter of 2022

•	Tangible book value per common share of $20.78 increased 23% compared to $16.91 in the third quarter of 2021 and increased 5% compared to $19.70 in the second quarter of 2022

•	Completed 8.25% Series D preferred stock offering in September 2022, raising approximately $137.4 million of new capital, net of $5.1 million in offering costs

•	Sold $1.2 billion of multi-family bridge loans into a private securitization via a real estate mortgage investment conduit (REMIC). As part of the transaction, purchased a $1.0 billion senior investment security that is expected to be held to maturity.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported third quarter 2022 net income of $58.5 million, or diluted earnings per common share of $1.22. This compared to $58.5 million, or diluted earnings per common share of $1.22 in the third quarter of 2021, and compared to $53.9 million, or diluted earnings per common share of $1.11 in the second quarter of 2022.

“We thrived during the third quarter, as our business model allowed us to quickly adapt to the changing interest rate landscape and we prepared ourselves with the additional capital and resources to continue our trajectory of profitable growth. With a tangible book value of $20.78 per share, an industry-leading return on average assets of 2.05% and efficiency ratio of 30.5% in the quarter, our momentum remains strong, and we are optimistic about the remainder of 2022 and beyond,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “As our company has continued to expand, we have made it a priority to ensure our team has the necessary tools and freedom to execute effectively for our customers. Their efforts have been the backbone of our company and their creativity and dedication will continue to be a leading factor in our ongoing success.”

Net income of $58.5 million for the third quarter 2022 was equal to the third quarter of 2021, but reflected a $16.5 million, or 24%, increase in net interest income that was offset by an $11.1 million, or 28%, decrease in noninterest income and a $5.5 million, or 19%, increase in noninterest expenses.

Net income for the third quarter 2022 increased by $4.6 million, or 8%, compared to the second quarter of 2022, primarily driven by a $13.4 million, or 19%, increase in net interest income that was partially offset by a $10.0 million, or 25%, decrease in noninterest income and a $2.0 million, or 6%, increase in noninterest expense.

Total Assets

Total assets of $12.0 billion at September 30, 2022 increased 8%, compared to June 30, 2022, and increased 6%, compared to December 31, 2021. Increases compared to both periods were primarily due to significant growth in the multi-family loan portfolio, some of which were sold during the quarter. On September 22, 2022, $1.2 billion in loans were sold as part of a securitization transaction that was partially offset by the purchase of a $1.0 billion held to maturity senior investment security that was established as part of the securitization transaction.

Return on average assets was 2.05% for the third quarter of 2022 compared to 2.29% for the third quarter of 2021 and 2.20% for the second quarter of 2022.

Asset Quality

The allowance for credit losses on loans of $39.0 million at September 30, 2022 increased $1.5 million compared to June 30, 2022 and increased $7.7 million compared to December 31, 2021. The increase compared to June 30, 2022 was primarily due to growth in the multi-family, commercial, residential, and healthcare loan portfolios, partially offset by the decrease in the multi-family portfolio associated with the $1.2 billion loan sale and securitization. As of September 30, 2022, the Company had one loan remaining in a COVID-19 payment deferral arrangement, with an unpaid balance of $36.8 million.

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Non-performing loans were $26.6 million, or 0.38%, of loans receivable at September 30, 2022, compared to 0.07% at June 30, 2022 and 0.01% at December 31, 2021. The increase compared to both periods was primarily due to the delinquency of one healthcare customer that is fully collateralized and full payment is expected.

Total Deposits

Total deposits of $10.3 billion at September 30, 2022 increased $2.0 billion, or 24%, compared to June 30, 2022, and increased $1.3 billion, or 15%, compared to December 31, 2021. The increase compared to both periods was primarily due to an increase in certificates of deposit and demand accounts.

Total brokered deposits of $2.2 billion at September 30, 2022 increased $994.0 million, or 81%, from June 30, 2022 and increased $58.9 million, or 3%, from December 31, 2021. Brokered deposits represented 22% of total deposits at September 30, 2022 compared to 15% of total deposits at June 30, 2022 and 24% of total deposits at December 31, 2021. As of September 30, 2022, brokered certificates of deposit had a weighted average remaining duration of 84 days, with none exceeding 180 days.

The Company continues to offer new products, such as adjustable-rate certificates of deposits, to minimize interest rate risks by aligning the rate and duration characteristics of its deposit and loan portfolios.

Liquidity

Cash balances of $324.0 million at September 30, 2022 increased by $65.8 million compared to June 30, 2022 and decreased by $708.7 million compared to December 31, 2021. The Company continues to have significant borrowing capacity, with unused lines of credit totaling $2.8 billion at September 30, 2022 compared to $1.7 billion at June 30, 2022 and $2.4 billion at December 31, 2021. This liquidity enhances the ability to effectively manage interest expense and asset levels in the future. Additionally, the Company’s business model is designed to continuously sell a significant portion of its loans, which provides flexibility in managing its liquidity.

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Comparison of Operating Results for the Three Months Ended September 30, 2022 and 2021

Net Interest Income of $85.4 million increased $16.5 million, or 24% compared to $68.9 million, reflecting higher yields and average balances on loans and loans held for sale that were partially offset by higher interest rates and average balances of deposits and borrowings.

•	Interest rate spread of 2.77% increased 10 basis points compared to 2.67%.

•	Net interest margin of 3.05% increased 32 basis points compared to 2.73%.

Interest Income of $134.1 million increased 73% compared to $77.3 million, reflecting an increase in both yields and average balances of loans and loans held for sale.

•	Average balances of $10.2 billion for loans and loans held for sale increased 18% compared to $8.7 billion.

•	Average yield on loans and loans held for sale of 5.00% increased 167 basis points compared to 3.33%.

Interest Expense of $48.7 million increased $40.3 million, or 478%, compared to $8.4 million. Interest expense on deposits of $45.0 million increased $38.0 million, or 545%, compared $7.0 million, primarily reflecting higher rates on interest bearing checking, money market, and certificates of deposit accounts.

•	Average balances of $9.0 billion for interest-bearing deposits increased 15% compared to $7.8 billion.

•	Average interest rates of 1.98% for interest-bearing deposits increased 163 basis points compared to 0.35%.

Noninterest Income of $29.2 million decreased $11.1 million, or 28%, compared to $40.3 million, primarily due to a $15.7 million decrease in gain on sale of loans, partially offset by a $2.9 million increase in loan servicing rights, which included adjustments for higher values of servicing rights.

•	The decrease in gain on sale of loans was associated with a business mix shift in multi-family lending, from volumes sold in the secondary market towards those maintained on the balance sheet.

•	Loan servicing fees included a $4.6 million positive fair market value adjustment to mortgage servicing rights, of which $0.9 million was in the Banking segment and $3.7 million was in the Multi-family Mortgage Banking segment. This compared to a $3.0 million positive fair market value adjustment to mortgage servicing rights, of which $2.3 million was in the Banking segment and $0.7 million was in the Multi-family Mortgage Banking segment.

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•	Syndication and asset management fees of $3.1 million increased 378% and are becoming a meaningful source of noninterest income growth.

Noninterest Expense of $35.0 million increased $5.5 million, or 19%, compared to $29.5 million, primarily due to increases in salaries and employee benefits to support business growth.

•	The efficiency ratio of 30.51% increased 351 basis points compared to 27.00%.

Comparison of Operating Results for the Three Months Ended September 30, 2022 and June 30, 2022

Net Interest Income of $85.4 million increased $13.4 million, or 19% compared to $72.0 million, reflecting higher yields and average balances on loans and loans held for sale that were partially offset by higher interest rates on deposits and borrowings.

•	Interest rate spread of 2.77% decreased 13 basis points compared to 2.90%.

•	Net interest margin of 3.05% increased 2 basis points compared to 3.03%.

Interest Income of $134.1 million increased $44.8 million, or 50%, compared to $89.3 million, reflecting an increase in yields and average balances of loans and loans held for sale.

•	Average balances of $10.2 billion for loans and loans held for sale increased $1.6 billion, or 19%, compared to $8.6 billion.

•	Average yield on loans and loans held for sale of 5.00% increased 101 basis points compared to 3.99%.

Interest Expense of $48.7 million increased $31.5 million, or 183%, compared to $17.2 million. Interest expense on deposits of $45.0 million increased $30.2 million, or 205%, compared to $14.8 million, reflecting higher interest rates on interest bearing checking, money market, and certificates of deposit accounts.

•	Average balances of $9.0 billion for interest-bearing deposits increased $1.6 billion, or 22%, compared to $7.4 billion.

•	Average interest rates of 1.98% for interest-bearing deposits increased 117 basis points compared to 0.81%.

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Noninterest Income of $29.2 million decreased $10.0 million, or 25%, compared $39.2 million, primarily due to a $8.2 million, or 38%, decrease in gain on sale of loans.

•	The decrease in gain on sale of loans was associated with lower volume in the multi-family loan portfolios.

•	Loan servicing fees included a $4.6 million positive fair market value adjustment to servicing rights, of which $0.9 million was in the Banking segment and $3.7 million was in the Multi-family Mortgage Banking segment. This compared to a $7.7 million positive fair market value adjustment to servicing rights, of which $1.1 million was in the Banking segment and $6.6 million was in the Multi-family Mortgage Banking segment.

•	Syndication and asset management fees of $3.1 million nearly doubled and are becoming a meaningful source of noninterest income growth.

Noninterest Expense of $35.0 million increased $2.0 million, or 6%, compared to $33.0 million, primarily due to increases in professional fees as well as salaries and employee benefits to support business growth.

•	The efficiency ratio of 30.51% increased 87 basis points compared to 29.64%.

About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking. Merchants Bancorp, with $12.0 billion in assets and $10.3 billion in deposits as of September 30, 2022, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Asset Management, LLC, Farmers-Merchants Bank of Illinois, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, such as the potential impacts of the COVID-19 pandemic. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of the COVID-19 pandemic, such as the severity, magnitude, duration and businesses’ and governments’ responses thereto, on the Company’s operations and personnel, and on activity and demand across its businesses, and other factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30,	June 30	March 31	December 31,	September 30,
	2022	2022	2022	2021	2021
Assets
Cash and due from banks	$13,796	$10,714	$9,853	$14,030	$14,352
Interest-earning demand accounts	310,165	247,432	401,668	1,018,584	788,224
Cash and cash equivalents	323,961	258,146	411,521	1,032,614	802,576
Securities purchased under agreements to resell	3,497	3,520	4,798	5,888	5,923
Mortgage loans in process of securitization	137,448	323,046	324,280	569,239	634,027
Available for sale securities	322,069	336,814	314,266	310,629	301,119
Held to maturity securities	1,005,487	—	—	—	—
Federal Home Loan Bank (FHLB) stock	39,130	39,130	28,804	29,588	70,767
Loans held for sale (includes $68,785, $41,991, $14,567, $48,583 and $26,296, respectively, at fair value)	2,844,750	2,759,116	2,289,094	3,303,199	3,453,279
Loans receivable, net of allowance for credit losses on loans of $38,996, $37,474, $32,102, $31,344 and $29,134, respectively	6,919,128	7,033,203	5,976,960	5,751,319	5,431,227
Premises and equipment, net	35,492	35,085	34,559	31,212	31,423
Servicing rights	144,984	130,710	121,036	110,348	105,473
Interest receivable	40,170	26,184	23,499	24,103	21,894
Goodwill	15,845	15,845	15,845	15,845	15,845
Intangible assets, net	1,307	1,441	1,574	1,707	1,843
Other assets and receivables	145,454	123,815	104,356	92,947	76,637
Total assets	$11,978,722	$11,086,055	$9,650,592	$11,278,638	$10,952,033
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$315,868	$444,461	$461,193	$641,442	$824,118
Interest-bearing	10,003,611	7,855,277	7,014,628	8,341,171	8,123,201
Total deposits	10,319,479	8,299,738	7,475,821	8,982,613	8,947,319
Borrowings	97,279	1,440,904	879,929	1,033,954	809,136
Deferred and current tax liabilities, net	19,124	19,414	30,695	19,170	21,681
Other liabilities	130,250	97,460	75,644	87,492	64,019
Total liabilities	10,566,132	9,857,516	8,462,089	10,123,229	9,842,155
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 75,000,000 shares, 75,000,000 shares, 50,000,000 shares, 50,000,000 shares and 50,000,000 shares
Issued and outstanding - 43,109,578 shares, 43,106,505 shares, 43,267,776 shares, 43,180,079 shares and 43,178,061 shares	137,226	136,671	137,882	137,565	137,200
Preferred stock, without par value - 5,000,000 total shares authorized
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,081,800 shares	50,221	50,221	50,221	50,221	50,221
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - 125,000 shares
Issued and outstanding - 125,000 shares (equivalent to 5,000,000 depositary shares)	120,844	120,844	120,844	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 200,000 shares
Issued and outstanding - 196,181 shares (equivalent to 7,847,233 depositary shares)	191,084	191,084	191,084	191,084	191,084
8.25% Series D Preferred stock - $1,000 per share liquidation preference
Authorized - 300,000 shares
Issued and outstanding - 142,500 shares (equivalent to 5,700,000 depositary shares)	137,371	—	—	—	—
Retained earnings	787,530	737,789	694,776	657,149	610,267
Accumulated other comprehensive income (loss)	(11,686)	(8,070)	(6,304)	(1,454)	262
Total shareholders' equity	1,412,590	1,228,539	1,188,503	1,155,409	1,109,878
Total liabilities and shareholders' equity	$11,978,722	$11,086,055	$9,650,592	$11,278,638	$10,952,033

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Change
	September 30,	June 30,	September 30,	3Q22	3Q22
	2022	2022	2021	vs. 2Q22	vs. 3Q21
Interest Income
Loans	$129,101	$85,994	$72,924	50%	77%
Mortgage loans in process of securitization	2,162	1,449	2,868	49%	-25%
Investment securities:
Available for sale - taxable	485	917	1,115	-47%	-57%
Available for sale - tax exempt	—	—	12	—	-100%
Held to maturity	970	—	—	100%	100%
Federal Home Loan Bank stock	379	284	190	33%	99%
Other	1,015	626	205	62%	395%
Total interest income	134,112	89,270	77,314	50%	73%
Interest Expense
Deposits	45,002	14,768	6,981	205%	545%
Borrowed funds	3,725	2,471	1,452	51%	157%
Total interest expense	48,727	17,239	8,433	183%	478%
Net Interest Income	85,385	72,031	68,881	19%	24%
Provision for credit losses	2,225	6,212	1,079	-64%	106%
Net Interest Income After Provision for Credit Losses	83,160	65,819	67,802	26%	23%
Noninterest Income
Gain on sale of loans	13,354	21,564	29,013	-38%	-54%
Loan servicing fees, net	8,169	9,607	5,313	-15%	54%
Mortgage warehouse fees	1,105	1,350	2,732	-18%	-60%
Syndication and asset management fees	3,073	1,599	643	92%	378%
Other income	3,485	5,051	2,570	-31%	36%
Total noninterest income	29,186	39,171	40,271	-25%	-28%
Noninterest Expense
Salaries and employee benefits	23,027	22,475	20,197	2%	14%
Loan expenses	1,226	1,184	1,734	4%	-29%
Occupancy and equipment	1,967	2,011	1,861	-2%	6%
Professional fees	2,429	1,594	901	52%	170%
Deposit insurance expense	755	670	664	13%	14%
Technology expense	1,325	1,304	1,169	2%	13%
Other expense	4,222	3,719	2,946	14%	43%
Total noninterest expense	34,951	32,957	29,472	6%	19%
Income Before Income Taxes	77,395	72,033	78,601	7%	-2%
Provision for income taxes	18,907	18,098	20,098	4%	-6%
Net Income	$58,488	$53,935	$58,503	8%	—
Dividends on preferred stock	(5,729)	(5,729)	(5,729)	—	—
Net Income Allocated to Common Shareholders	$52,759	$48,206	$52,774	9%	—
Basic Earnings Per Share	$1.22	$1.12	$1.22	9%	—
Diluted Earnings Per Share	$1.22	$1.11	$1.22	10%	—
Weighted-Average Shares Outstanding
Basic	43,107,975	43,209,824	43,176,296
Diluted	43,258,925	43,335,211	43,314,755

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Nine Months Ended
	September 30,	September 30,
	2022	2021	Change
Interest Income
Loans	$287,291	$216,717	33%
Mortgage loans in process of securitization	5,856	8,728	-33%
Investment securities:
Available for sale - taxable	2,103	2,302	-9%
Available for sale - tax exempt	—	32	-100%
Held to maturity	970	—	100%
Federal Home Loan Bank stock	932	966	-4%
Other	2,242	556	303%
Total interest income	299,394	229,301	31%
Interest Expense
Deposits	68,583	19,764	247%
Borrowed funds	7,670	4,286	79%
Total interest expense	76,253	24,050	217%
Net Interest Income	223,141	205,251	9%
Provision for credit losses	10,888	2,427	349%
Net Interest Income After Provision for Credit Losses	212,253	202,824	5%
Noninterest Income
Gain on sale of loans	52,883	82,755	-36%
Loan servicing fees, net	27,507	14,991	83%
Mortgage warehouse fees	4,313	9,927	-57%
Syndication and asset management fees	5,286	1,178	349%
Other income	12,965	8,211	58%
Total noninterest income	102,954	117,062	-12%
Noninterest Expense
Salaries and employee benefits	66,795	60,340	11%
Loan expenses	3,621	6,178	-41%
Occupancy and equipment	5,792	5,296	9%
Professional fees	5,326	2,102	153%
Deposit insurance expense	2,184	1,986	10%
Technology expense	3,865	3,077	26%
Other expense	11,358	8,760	30%
Total noninterest expense	98,941	87,739	13%
Income Before Income Taxes	216,266	232,147	-7%
Provision for income taxes	53,701	60,244	-11%
Net Income	$162,565	$171,903	-5%
Dividends on preferred stock	(17,186)	(15,145)	13%
Net Income Allocated to Common Shareholders	$145,379	$156,758	-7%
Basic Earnings Per Share	$3.37	$3.63	-7%
Diluted Earnings Per Share	$3.36	$3.62	-7%
Weighted-Average Shares Outstanding
Basic	43,182,380	43,169,618
Diluted	43,331,148	43,300,688

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Change
	September 30,	June 30,	September 30,	3Q22		3Q22
	2022	2022	2021	vs. 2Q22		vs. 3Q21
Noninterest expense	$34,951	$32,957	$29,472	6%		19%

Net interest income (before provision for credit losses)	85,385	72,031	68,881	19%		24%
Noninterest income	29,186	39,171	40,271	-25%		-28%
Total income	$114,571	$111,202	$109,152	3%		5%

Efficiency ratio	30.51%	29.64%	27.00%	87	bps	351	bps

Average assets	$11,437,805	$9,820,878	$10,236,491	16%		12%
Net income	$58,488	$53,935	$58,503	8%		—
Return on average assets before annualizing	0.51%	0.55%	0.57%
Annualization factor	4.00	4.00	4.00
Return on average assets	2.05%	2.20%	2.29%	(15	)bps	(24	)bps
Return on average tangible common shareholders' equity (1)	23.92%	23.05%	29.83%	87	bps	(591	)bps
Tangible book value per common share (1)	$20.78	$19.70	$16.91	5%		23%
Tangible common shareholders' equity/tangible assets (1)	7.49%	7.67%	6.68%	(18	)bps	81	bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Change
	September 30,	June 30,	September 30,	3Q22		3Q22
	2022	2022	2021	vs. 2Q22		vs. 3Q21
Net income	$58,488	$53,935	$58,503	8%		—
Less: preferred stock dividends	(5,729)	(5,729)	(5,729)	—		—
Net income available to common shareholders	$52,759	$48,206	$52,774	9%		—

Average shareholders' equity	$1,267,160	$1,215,891	$1,087,675	4%		17%
Less: average goodwill & intangibles	(17,228)	(17,361)	(17,770)	-1%		-3%
Less: average preferred stock	(367,726)	(362,149)	(362,149)	2%		2%
Tangible common shareholders' equity	$882,206	$836,381	$707,756	5%		25%

Annualization factor	4.00	4.00	4.00
Return on average tangible common shareholders' equity	23.92%	23.05%	29.83%	87	bps	(590	)bps

Total equity	$1,412,590	$1,228,539	$1,109,878	15%		27%
Less: goodwill and intangibles	(17,152)	(17,286)	(17,688)	-1%		-3%
Less: preferred stock	(499,520)	(362,149)	(362,149)	38%		38%
Tangible common shareholders' equity	$895,918	$849,104	$730,041	6%		23%

Assets	$11,978,722	$11,086,055	$10,952,033	8%		9%
Less: goodwill and intangibles	(17,152)	(17,286)	(17,688)	-1%		-3%
Tangible assets	$11,961,570	$11,068,769	$10,934,345	8%		9%

Ending common shares	43,109,578	43,106,505	43,178,061	—		—

Tangible book value per common share	$20.78	$19.70	$16.91	5%		23%
Tangible common shareholders' equity/tangible assets	7.49%	7.67%	6.68%	(18	)bps	81	bps

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Nine Months Ended
	September 30,	September 30,
	2022	2021	Change
Noninterest expense	$98,941	$87,739	13%

Net interest income (before provision for credit losses)	223,141	205,251	9%
Noninterest income	102,954	117,062	-12%
Total income	$326,095	$322,313	1%

Efficiency ratio	30.34%	27.22%	312	bps

Average assets	$10,568,712	$9,934,157	6%
Net income	$162,565	$171,903	-5%
Return on average assets before annualizing	1.54%	1.73%
Annualization factor	1.33	1.33
Return on average assets	2.05%	2.30%	(25	)bps
Return on average tangible common shareholders' equity (1)	23.08%	31.60%	(852	)bps
Tangible book value per common share (1)	$20.78	$16.91	23%
Tangible common shareholders' equity/tangible assets (1)	7.49%	6.68%	81	bps

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures" below:

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Nine Months Ended
	September 30,	September 30,
	2022	2021	Change
Net income	$162,565	$171,903	-5%
Less: preferred stock dividends	(17,186)	(15,145)	13%
Net income available to common shareholders	$145,379	$156,758	-7%

Average shareholders' equity	$1,219,305	$991,467	23%
Less: average goodwill & intangibles	(17,360)	(17,913)	-3%
Less: average preferred stock	(364,028)	(313,689)	16%
Tangible common shareholders' equity	$837,917	$659,865	27%

Annualization factor	1.33	1.33
Return on average tangible common shareholders' equity	23.08%	31.60%	(852	)bps

Total equity	$1,412,590	$1,109,878	27%
Less: goodwill and intangibles	(17,152)	(17,688)	-3%
Less: preferred stock	(499,520)	(362,149)	38%
Tangible common shareholders' equity	$895,918	$730,041	23%

Assets	$11,978,722	$10,952,033	9%
Less: goodwill and intangibles	(17,152)	(17,688)	-3%
Tangible assets	$11,961,570	$10,934,345	9%

Ending common shares	43,109,578	43,178,061	—

Tangible book value per common share	$20.78	$16.91	23%
Tangible common shareholders' equity/tangible assets	7.49%	6.68%	81	bps

Merchants Bancorp

Average Balance Analysis

($ in thousands)

(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Interest-bearing deposits, and other	$211,653	$1,394	2.61%	$367,540	$910	0.99%	$580,397	$395	0.27%
Securities available for sale - taxable	331,796	485	0.58%	330,759	917	1.11%	308,476	1,115	1.43%
Securities available for sale - tax exempt	—	—		—	—		1,361	12	3.50%
Held to maturity securities	98,363	970	3.91%	—	—		—	—
Mortgage loans in process of securitization	235,230	2,162	3.65%	198,349	1,449	2.93%	437,601	2,868	2.60%
Loans and loans held for sale	10,245,294	129,101	5.00%	8,643,276	85,994	3.99%	8,689,144	72,924	3.33%
Total interest-earning assets	11,122,336	134,112	4.78%	9,539,924	89,270	3.75%	10,016,979	77,314	3.06%
Allowance for credit losses on loans	(39,325)			(33,401)			(28,679)
Noninterest-earning assets	354,794			314,355			248,191

Total assets	$11,437,805			$9,820,878			$10,236,491

Liabilities & Shareholders' Equity:

Interest-bearing checking	4,207,217	21,980	2.07%	3,849,876	6,945	0.72%	4,754,633	1,561	0.13%
Savings deposits	239,262	162	0.27%	238,944	62	0.10%	211,494	39	0.07%
Money market	2,523,315	13,094	2.06%	2,626,973	6,567	1.00%	2,259,786	4,394	0.77%
Certificates of deposit	2,030,152	9,766	1.91%	639,556	1,194	0.75%	591,093	987	0.66%
Total interest-bearing deposits	8,999,946	45,002	1.98%	7,355,349	14,768	0.81%	7,817,006	6,981	0.35%

Borrowings	588,582	3,725	2.51%	749,628	2,471	1.32%	677,201	1,452	0.85%
Total interest-bearing liabilities	9,588,528	48,727	2.02%	8,104,977	17,239	0.85%	8,494,207	8,433	0.39%

Noninterest-bearing deposits	474,925			402,328			586,981
Noninterest-bearing liabilities	107,192			97,682			67,628

Total liabilities	10,170,645			8,604,987			9,148,816

Shareholders' equity	1,267,160			1,215,891			1,087,675

Total liabilities and shareholders' equity	$11,437,805			$9,820,878			$10,236,491

Net interest income		$85,385			$72,031			$68,881

Net interest spread			2.77%			2.90%			2.67%

Net interest-earning assets	$1,533,808			$1,434,947			$1,522,772

Net interest margin			3.05%			3.03%			2.73%

Average interest-earning assets to average interest-bearing liabilities			116.00%			117.70%			117.93%

Supplemental Results

(Unaudited)

($ in thousands)

	Net Income			Net Income
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Segment
Multi-family Mortgage Banking	$13,366	$19,556	$14,448	$44,414	$37,380
Mortgage Warehousing	11,801	11,868	23,217	36,828	73,848
Banking	39,344	25,932	23,463	94,040	68,229
Other	(6,023)	(3,421)	(2,625)	(12,717)	(7,554)
Total	$58,488	$53,935	$58,503	$162,565	$171,903

	Total Assets
	September 30,	June 30,	December 31,
	2022	2022	2021
Segment
Multi-family Mortgage Banking	$343,443	$330,676	$296,129
Mortgage Warehousing	2,735,278	2,836,998	3,977,537
Banking	8,760,416	7,835,152	6,929,565
Other	139,585	83,229	75,407
Total	$11,978,722	$11,086,055	$11,278,638

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Loan Type
Multi-family	12,002	$19,623	$24,309	$46,578	$68,553
Single-family	138	406	1,592	1,001	7,677
Small Business Association (SBA)	1,214	1,535	3,112	5,304	6,525
Total	$13,354	$21,564	$29,013	$52,883	$82,755

	Loans Receivable and Loans Held for Sale
	September 30,	June 30,	December 31,
	2022	2022	2021
Mortgage warehouse lines of credit	$815,084	$900,585	$781,437
Residential real estate	1,030,075	876,652	843,101
Multi-family financing	2,766,950	3,236,917	2,702,042
Healthcare financing	1,429,675	1,262,424	826,157
Commercial and commercial real estate	810,731	695,158	520,199
Agricultural production and real estate	91,913	90,070	97,060
Consumer and margin loans	13,696	8,871	12,667
	6,958,124	7,070,677	5,782,663
Less: Allowance for credit losses on loans	38,996	37,474	31,344
Loans receivable	$6,919,128	$7,033,203	$5,751,319

Loans held for sale	2,844,750	2,759,116	3,303,199
Total loans, net of allowance	$9,763,878	$9,792,319	$9,054,518